                                                                      Exhibit 24

                               POWER OF ATTORNEY

                         For Executing Forms 3, 4 and 5

       The undersigned, Richard Burnett, hereby constitutes and appoints
Kyle O'Neill and Mark Wolf as his true and lawful attorney-in-fact to:

       1.  execute for and on behalf of the undersigned, in the undersigned's capacity as a director of U.S. Well Services, Inc. (the "Company"),
           Forms 3, 4 and 5 (including amendments thereto) in accordance with
           Section 16(a) of the Securities Exchange Act of 1934, as amended (the
           "Act"), and the rules thereunder;

       2.  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5 (including amendments thereto) and the timely filing of such form with the United States Securities and Exchange
           Commission (the "SEC") and any stock exchange, self-regulatory association or any other authority;

       3.  take any necessary or appropriate action to obtain or regenerate codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Act or any rule or regulation of the SEC; and

       4.  take any other action of any type whatsoever in connection with the foregoing, which, in the opinion of the attorney-in-fact, may be of benefit to, in the best interest of, or legally required of, the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve, in his discretion.

       The undersigned hereby grants to his attorney-in-fact full power and authority to do and  perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of
Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming (nor is the Company nor its affiliates assuming) any of the undersigned's responsibilities to comply with Section 16 of the Act.

       This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 (including amendments thereto) with respect to the undersigned's holdings of and transactions in securities issued by the Company unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact. This Power of
Attorney does not revoke any other power of attorney that the undersigned has previously granted.

       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 14th day of January, 2019.

                                                        /s/ Richard Burnett
                                                        ------------------------
                                                        Richard Burnett